Exhibit 1.02

KLA-Tencor Corporation

Conflict Minerals Report for the

Year Ended December 31, 2013

Introduction

This Conflict Minerals Report for KLA-Tencor Corporation (“Company,” “we,” or “our”) for the year ended December 31, 2013 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals (as that term is defined below) as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on each U.S. publicly traded company whose manufactured products contain columbite-tantalite, cassiterite, wolframite (or their derivatives tantalum, tin and tungsten, respectively), or gold (collectively referred to as “conflict minerals,” regardless of their geographic origin and whether or not they fund armed conflict) that are necessary to the functionality or production of the company’s products. In summary, the Rule requires these U.S. publicly traded companies to conduct reasonable inquiry with respect to the sourcing of the conflict materials that they use in their products. When a company determines that these conflict minerals may have originated or did originate from the Democratic Republic of Congo or adjoining countries (collectively, the “Covered Countries”), and not from scrap or recycled sources, the Rule requires such companies to exercise due diligence on the source and chain of custody of the conflict minerals, including efforts to determine whether trade in these minerals directly or indirectly finances or benefits armed groups in the Covered Countries, and to provide a Conflict Minerals Report.

KLA-Tencor is committed to complying with the Rule. Consistent with the SEC’s commentary on the Rule, KLA-Tencor has adopted the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas when determining the source and chain of custody of the necessary conflict minerals in KLA-Tencor products.

KLA-Tencor’s conflict minerals sourcing policy is publicly accessible on our corporate website. Please see Section D of our Supply Chain Product Regulatory Compliance page at www.kla-tencor.com/company/supply-chain-product-regulatory-compliance.html. The content of any website referred to in this Conflict Minerals Report is included for general information only and is not incorporated by reference in this Conflict Minerals Report or in KLA-Tencor’s Specialized Disclosure Report on Form SD.

Company Business and Products

KLA-Tencor Corporation is a leading supplier of process control and yield management solutions for the semiconductor and related nanoelectronics industries. Our broad portfolio of defect inspection and metrology products and related service, software and other offerings

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primarily supports integrated circuit (“IC” or “chip”) manufacturers throughout the entire semiconductor fabrication process, from research and development to final volume production. We provide leading-edge equipment, software and support that enable IC manufacturers to identify, resolve and manage significant advanced technology manufacturing process challenges and obtain higher finished product yields at lower overall cost. In addition to serving the semiconductor industry, we also provide a range of technology solutions to a number of other high technology industries, including the light emitting diode and data storage industries, as well as general materials research. Metals included in the definition of “conflict minerals” are generally used throughout electronic components for reasons necessary to their functionality. Therefore, we believe that all KLA-Tencor products contain conflict minerals that are necessary to the products’ functionality.

Management Systems

KLA-Tencor has developed an internal conflict minerals team led by the Procurement organization and supported by a cross-departmental team consisting of representatives of a number of internal groups, including Corporate Product Regulatory Compliance, Internal Audit, Finance, Legal, Information Technology and Global Operations, as well as third-party service providers, a data management firm and external advisors. The team has met on a regular basis and provides frequent summaries of the program’s status to the senior management team. We have incorporated the supply chain regulatory compliance requirements into our standard template for supplier contracts so that suppliers comply with our policy on conflict minerals. The team has maintained records related to the program in accordance with our record retention guidelines. In addition, we have an established hotline and website for use by employees, as well as third parties such as suppliers and customers, to report actual or suspected wrongdoing or other grievances and to answer questions about business conduct, including reports or questions regarding our use of conflict minerals. The hotline and website are both operated by an independent third party, which provides tools to enable individuals to submit reports in a number of different languages and, where permitted by law, on an anonymous basis.

Reasonable Country of Origin Inquiry

For the reporting period from January 1 to December 31, 2013, we conducted a reasonable country of origin inquiry on the conflict minerals that are necessary to the functionality or production of our products that we manufactured, or contracted to manufacture, during the year ended December 31, 2013.

We have worked with a third-party service provider and data management firm to contact the suppliers of components that potentially contain conflict minerals. We made reasonable efforts with these suppliers to determine the country of origin of the necessary conflict minerals used in the components they supplied for the products that we manufactured, or contracted to manufacture, during the reporting period. We have required suppliers to provide conflict minerals use and sourcing information in the form of the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (“EICC-GeSI”) Reporting Template (the “Template”). Suppliers frequently provided responses with information for their company as a whole rather than the specific components that we purchase from them (referred to as the

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“declaration scope” within the Template). In those instances, the exact mapping of a supplier’s sourcing statements to our specific components was less certain. For example, if a supplier that manufactured many different components had produced only one component that contained necessary conflict minerals that were not found to be conflict-free, this would tend to also be the supplier’s conclusion at their company level, even if the vast majority of their other products were otherwise conflict-free.

Pursuant to the Rule, we undertook due diligence measures on the source and chain of custody of the necessary conflict minerals in our products that we had reason to believe may have originated from the Covered Countries and may not have come from scrap or recycled sources.

Response Verification and Due Diligence

Our due diligence process consisted of several layers of review and analysis of the responses that were provided to us by our suppliers, as well as communication and follow-up with our suppliers based on the results of our review, in an effort to identify the source and chain of custody of the conflict minerals necessary to our products. We initially screened supplier survey responses for completeness, accuracy and internal consistency. Where suppliers provided information that was incomplete or seemed incorrect, we sought additional data from suppliers to clarify or correct the originally provided information. Following that process, we compared the data in our suppliers’ responses against our applicable internal component descriptions to confirm consistency between the various data sources. In situations where supplier data was inconsistent with our internal component information, we requested additional data from our suppliers to resolve any such inconsistencies. In the case of conflict minerals that may have originated in the Covered Countries, we reviewed the additional data contained in the applicable responses, including information about the national origin of the minerals or about the related smelters.

KLA-Tencor does not have a direct relationship with conflict minerals smelters or refiners. Our review, audit and confirmation procedures with respect to the classification and certification of smelters and refiners have fully accepted and relied upon the activities and conclusions of the EICC-GeSI Conflict-Free Smelter Program.

Facilities Used to Process Necessary Conflict Minerals

Appendix A presents a list of the entities, identified by our suppliers as the smelters or refiners that process the necessary conflict minerals in the suppliers’ products, that either (a) are compliant with the EICC-GeSI Conflict-Free Smelter (CFS) Program assessment protocols (Section 1 of Appendix A) or (b) have been verified by EICC-GeSI as smelters or refiners but have not yet completed the process of being designated as conflict-free per the CFS Program assessment protocols (Section 2 of Appendix A). Since most of the declarations we received from our suppliers were at a company level (and not a component-specific level), we do not know with certainty that each smelter listed on Appendix A actually processed minerals that were used in components we purchased. We also received responses from suppliers listing smelters or refiners that have not yet been verified as smelters or refiners by EICC-GeSI. Additionally, we received responses that indicated some conflict minerals were obtained from scrap or recycled sources.

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Risk Mitigation/Improvement Plan

The activities described above were intended to help examine the risk that KLA-Tencor’s necessary conflict minerals benefited armed groups in the Covered Countries. KLA-Tencor intends to take the following steps to further enhance its due diligence in future years: (a) Investigate further details regarding mines utilized by smelters compliant with the CFS Program; (b) Improve our review of non-verified smelter and refiner names; (c) Work with suppliers to improve the accuracy and completeness of their responses; and (d) Drive for component-level responses (rather than company-level responses) from suppliers.

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Appendix A

Section 1.	Smelters or refiners that are compliant with the EICC-GeSI CFS Program assessment protocols.

Metal	Smelter/Refiner Name	Country	Smelter ID
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY	1DEU001
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL	1BRA003
Gold	Argor-Heraeus SA	SWITZERLAND	1CHE004
Gold	Asahi Pretec Corporation	JAPAN	1JPN005
Gold	Chimet SpA	ITALY	1ITA013
Gold	Dowa	JAPAN	1JPN015
Gold	Heraeus Ltd Hong Kong	HONG KONG	1HKG019
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	1DEU018
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	1JPN021
Gold	Istanbul Gold Refinery	TURKEY	1TUR069
Gold	Johnson Matthey Inc.	UNITED STATES	1USA025
Gold	Johnson Matthey Limited	CANADA	1CAN024
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN	1JPN028
Gold	Kennecott Utah Copper LLC	UNITED STATES	1USA088
Gold	Kojima Chemicals Co. Ltd	JAPAN	1JPN074
Gold	LS-Nikko Copper Inc.	KOREA, REPUBLIC OF	1KOR032
Gold	Materion	UNITED STATES	1USA033
Gold	Matsuda Sangyo Co. Ltd	JAPAN	1JPN034
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	1HKG036
Gold	Metalor Technologies SA	SWITZERLAND	1CHE035
Gold	Metalor USA Refining Corporation	UNITED STATES	1USA037
Gold	Mitsubishi Materials Corporation	JAPAN	1JPN039
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	1JPN040
Gold	Nihon Material Co. LTD	JAPAN	1JPN071
Gold	Ohio Precious Metals LLC	UNITED STATES	1USA043
Gold	PAMP SA	SWITZERLAND	1CHE045
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	1ZAF049
Gold	Royal Canadian Mint	CANADA	1CAN050
Gold	SEMPSA Joyeria Plateria SA	SPAIN	1ESP052
Gold	Solar Applied Materials Technology Corp.	TAIWAN	1TWN056
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN	1JPN057
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	1JPN058
Gold	Tokuriki Honten Co. Ltd	JAPAN	1JPN060

Metal	Smelter/Refiner Name	Country	Smelter ID
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	1BEL062
Gold	United Precious Metal Refining, Inc.	UNITED STATES	1USA076
Gold	Valcambi SA	SWITZERLAND	1CHE063
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	1AUS046
Gold	Xstrata Canada Corporation	CANADA	1CAN064
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	3CHN019
Tantalum	Duoluoshan	CHINA	3CHN001
Tantalum	Exotech Inc.	UNITED STATES	3USA002
Tantalum	F&X	CHINA	3CHN003
Tantalum	Global Advanced Metals	UNITED STATES	3USA005
Tantalum	H.C. Starck GmbH	GERMANY	3DEU006
Tantalum	Hi-Temp	UNITED STATES	3USA016
Tantalum	JiuJiang Tambre Co. Ltd.	CHINA	3CHN007
Tantalum	Kemet Blue Powder	UNITED STATES	3USA010
Tantalum	LMS Brasil S.A.	BRAZIL	3BRA021
Tantalum	Mitsui Mining & Smelting	JAPAN	3JPN008
Tantalum	Molycorp Silmet	ESTONIA	3EST025
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	3CHN009
Tantalum	Plansee	AUSTRIA	3AUT011
Tantalum	QuantumClean	UNITED STATES	3USA022
Tantalum	RFH	CHINA	3CHN017
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION	3RUS012
Tantalum	Taki Chemicals	JAPAN	3JPN023
Tantalum	Tantalite Resources	SOUTH AFRICA	3ZAF024
Tantalum	Telex	UNITED STATES	3USA018
Tantalum	Ulba	KAZAKHSTAN	3KAZ014
Tantalum	Zhuzhou Cement Carbide	CHINA	3CHN015
Tin	Cookson	UNITED STATES	2USA001
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA	2CHN012
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	2MYS016
Tin	Mineração Taboca S.A.	BRAZIL	2BRA018
Tin	Minsur	PERU	2PER019
Tin	Mitsubishi Materials Corporation	JAPAN	2JPN020
Tin	OMSA	BOLIVIA	2BOL022
Tin	PT Bukit Timah	INDONESIA	2IDN032

Metal	Smelter/Refiner Name	Country	Smelter ID
Tin	Thaisarco	THAILAND	2THA046
Tin	White Solder Metalurgia	BRAZIL	2BRA054
Tin	Yunnan Tin Company Limited	CHINA	2CHN048

Section 2.	Smelters or refiners that have been verified by EICC-GeSI as smelters or refiners but have not yet completed the process of being designated as conflict-free per the CFS Program assessment protocols.

Metal	Smelter/Refiner Name	Country	Smelter ID
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY	1DEU001
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	1JPN072
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	1UZB002
Gold	Asaka Riken Co., Ltd.	JAPAN	1JPN073
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	1TUR006
Gold	Aurubis AG	GERMANY	1DEU007
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	1PHL008
Gold	Boliden AB	SWEDEN	1SWE009
Gold	Caridad	MEXICO	1MEX010
Gold	Cendres & Métaux SA	SWITZERLAND	1CHE011
Gold	Chugai Mining	JAPAN	1JPN078
Gold	Codelco	CHILE	1CHL014
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	1KOR082
Gold	DaeryongENC	KOREA, REPUBLIC OF	1KOR083
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	1KOR084
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	1RUS016
Gold	Heimerle + Meule GmbH	GERMANY	1DEU017
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	1KOR085
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	1CHN020
Gold	Japan Mint	JAPAN	1JPN022
Gold	Jiangxi Copper Company Limited	CHINA	1CHN023
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	1RUS026
Gold	JSC Uralectromed	RUSSIAN FEDERATION	1RUS027
Gold	Kazzinc Ltd	KAZAKHSTAN	1KAZ029

Metal	Smelter/Refiner Name	Country	Smelter ID
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	1KOR086
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	1KGZ030
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	1SAU031
Gold	Met-Mex Peñoles, S.A.	MEXICO	1MEX038
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	1RUS041
Gold	Nadir Metal Rafineri San. Ve Tic. A.	TURKEY	1TUR070
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	1UZB042
Gold	OJSC The Gulidov Krasnoyarsk Non-Ferrous Metals Plant (OJSC Krastvetmet)	RUSSIAN FEDERATION	1RUS044
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	1RUS067
Gold	Pan Pacific Copper Co. LTD	JAPAN	1JPN080
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	1RUS047
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	1IDN048
Gold	PX Précinox SA	SWITZERLAND	1CHE068
Gold	Sabin Metal Corp.	UNITED STATES	1USA075
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	1KOR087
Gold	Schone Edelmetaal	NETHERLANDS	1NLD051
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	1CHN054
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	1RUS055
Gold	Suzhou Xingrui Noble	CHINA	1CHN079
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	1CHN059
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	1CHN053
Gold	Torecom	KOREA, REPUBLIC OF	1KOR081
Gold	Umicore Brasil Ltda	BRAZIL	1BRA061
Gold	Yokohama Metal Co Ltd	JAPAN	1JPN077
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	1CHN065
Gold	Zijin Mining Group Co. Ltd	CHINA	1CHN066
Tantalum	Gannon & Scott	UNITED STATES	3USA004
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA	3CHN020
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	3CHN026
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	2CHN050
Tin	Cooper Santa	BRAZIL	2BRA063
Tin	CV Duta Putra Bangka	INDONESIA	2IDN003
Tin	CV Gita Pesona	INDONESIA	2IDN056

Metal	Smelter/Refiner Name	Country	Smelter ID
Tin	CV JusTindo	INDONESIA	2IDN004
Tin	CV Makmur Jaya	INDONESIA	2IDN005
Tin	CV Nurjanah	INDONESIA	2IDN006
Tin	CV Prima Timah Utama	INDONESIA	2IDN007
Tin	CV Serumpun Sebalai	INDONESIA	2IDN008
Tin	CV United Smelting	INDONESIA	2IDN009
Tin	EM Vinto	BOLIVIA	2BOL010
Tin	Fenix Metals	POLAND	2POL064
Tin	Gejiu Zi-Li	CHINA	2CHN011
Tin	Gold Bell Group	CHINA	2CHN013
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	2CHN052
Tin	Jiangxi Nanshan	CHINA	2CHN014
Tin	Kai Unita Trade Limited Liability Company	CHINA	2CHN053
Tin	Linwu Xianggui Smelter Co	CHINA	2CHN055
Tin	Liuzhou China Tin	CHINA	2CHN015
Tin	Metallo Chimique	BELGIUM	2BEL017
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	2CHN051
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	2RUS021
Tin	PT Alam Lestari Kencana	INDONESIA	2IDN023
Tin	PT Artha Cipta Langgeng	INDONESIA	2IDN024
Tin	PT Babel Inti Perkasa	INDONESIA	2IDN025
Tin	PT Babel Surya Alam Lestari	INDONESIA	2IDN026
Tin	PT Bangka Kudai Tin	INDONESIA	2IDN027
Tin	PT Bangka Putra Karya	INDONESIA	2IDN028
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	2IDN029
Tin	PT Bangka Tin Industry	INDONESIA	2IDN058
Tin	PT Belitung Industri Sejahtera	INDONESIA	2IDN030
Tin	PT BilliTin Makmur Lestari	INDONESIA	2IDN031
Tin	PT DS Jaya Abadi	INDONESIA	2IDN059
Tin	PT Eunindo Usaha Mandiri	INDONESIA	2IDN033
Tin	PT Fang Di MulTindo	INDONESIA	2IDN034
Tin	PT HP Metals Indonesia	INDONESIA	2IDN035
Tin	PT Karimun Mining	INDONESIA	2IDN062
Tin	PT Koba Tin	INDONESIA	2IDN036
Tin	PT Mitra Stania Prima	INDONESIA	2IDN037
Tin	PT Panca Mega	INDONESIA	2IDN060
Tin	PT Refined Banka Tin	INDONESIA	2IDN038

Metal	Smelter/Refiner Name	Country	Smelter ID
Tin	PT Sariwiguna Binasentosa	INDONESIA	2IDN039
Tin	PT Seirama Tin investment	INDONESIA	2IDN061
Tin	PT Stanindo Inti Perkasa	INDONESIA	2IDN040
Tin	PT Sumber Jaya Indah	INDONESIA	2IDN041
Tin	PT Tambang Timah	INDONESIA	2IDN049
Tin	PT Timah	INDONESIA	2IDN042
Tin	PT Timah Nusantara	INDONESIA	2IDN043
Tin	PT Tinindo Inter Nusa	INDONESIA	2IDN044
Tin	PT Tommy Utama	INDONESIA	2IDN057
Tin	PT Yinchendo Mining Industry	INDONESIA	2IDN045
Tin	Yunnan Chengfeng	CHINA	2CHN047
Tungsten	A.L.M.T. Corp.	JAPAN	4JPN020
Tungsten	ATI Tungsten Materials	UNITED STATES	4USA001
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA	4CHN002
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA	4CHN003
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	4CHN004
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	4CHN021
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	4CHN022
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA	4CHN016
Tungsten	Global Tungsten & Powders Corp	UNITED STATES	4USA007
Tungsten	HC Starck GmbH	GERMANY	4DEU008
Tungsten	Hunan Chenzhou Mining Group Co	CHINA	4CHN018
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA	4CHN023
Tungsten	Japan New Metals Co Ltd	JAPAN	4JPN017
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	4CHN024
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA	4CHN009
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA	4CHN010
Tungsten	Kennametal Inc.	UNITED STATES	4USA026
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM	4VNM019
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	4AUT012
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	4RUS013
Tungsten	Xiamen Tungsten Co Ltd	CHINA	4CHN014
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	4CHN025
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	4CHN015